EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 19, 2026, with respect to the consolidated financial statements of Jones Lang LaSalle Incorporated, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Chicago, Illinois
May 28, 2026